Exhibit 99.1
“América Móvil and Liberty Latin America to combine
their Chilean operations”

Denver, USA and Mexico City, Mexico – September 29, 2021: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) and América Móvil S.A.B. de C.V. (“América Móvil” or “AMX”) (BMV: AMX, NYSE: AMX and AMOV) announced an agreement to combine their respective Chilean operations, VTR and Claro Chile, to form a 50:50 joint venture (the “JV”).

Strategic Rationale & Value Creation

The proposed transaction combines the complementary operations of VTR, a leading provider of high-speed consumer fixed products, such as broadband and Pay TV services, where it connects close to 3 million subscribers nationwide, and Claro Chile, one of Chile’s leading telecommunications service providers with over 6.5 million mobile customers, to create a business with greater scale, product diversification, and a capital structure that will enable significant investment for fixed fiber footprint expansion and to be at the forefront of 5G mobile delivery. By 2025, the JV anticipates passing 6 million homes through its fixed network and the majority will have access to FTTH infrastructure.

The parties expect the JV will generate significant operating benefits and associated value creation, with estimated run-rate synergies of over $180 million, 80% of which are expected to be achieved within three years post completion. Most of these benefits relate to cost savings, driven by network and operating efficiencies resulting from the combination. In addition, parties expect the JV to develop additional revenue streams through cross-selling opportunities and scale.

LLA and AMX bring significant experience in the integration and execution of identified synergies in the context of in-country consolidations and convergence transactions in the region.

Transaction Structure & Governance

Each of LLA and AMX made a commitment to contribute businesses with net debt of CLP 1,095 billion ($1.5 billion) and CLP 259 billion ($0.4 billion), respectively. In addition, LLA will make a balancing payment to AMX of CLP 73 billion ($0.1 billion).

Neither LLA nor AMX will consolidate the JV after the closing. The formation of the JV will not result in a change of control event for existing debtholders of VTR. The JV, as a whole, through organic growth and synergy realization will target a long-term net leverage ratio of 2.8x to 3.5x EBITDA.

Executive leadership of the JV will be agreed prior to the closing. The board will consist of eight persons, with four representatives from each of LLA and AMX. The role of Chairperson will rotate between the shareholders. Certain actions of the JV will be subject to the consent of both parties.

The transaction excludes all telecommunication towers owned indirectly by AMX in Chile.

Conditions to Completion and Indicative Timetable

Completion of the transaction is subject to certain customary closing conditions, including regulatory approvals, and is expected to close in the second half of 2022. The transaction is not subject to LLA or AMX shareholder approvals.

Claro Chile owns a DTH business which VTR would be unable to operate according to restrictions imposed by the Chilean Antitrust Courts, following its acquisition of Metrópolis in 2005. If these restrictions remain in place at the time of completion, both parties have agreed to take every necessary step to comply with such restrictions.

About Liberty Latin America
Visit: www.lla.com

About América Móvil
Visit: www.americamovil.com

For more information contact:

Liberty Latin America Investor Relations            América Móvil Investor Relations
Kunal Patel                            Daniela Lecuona
ir@lla.com                            daniela.lecuona@americamovil.com

Liberty Latin America Media Relations            América Móvil Media Relations
Claudia Restrepo                        Paula García
llacommunications@lla.com                    paula.garcia@americamovil.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and benefits of the transaction, including synergy benefits; the expected impact of the transaction and expansion targets, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include, but are not limited to, events that are outside of the control of the parties, such as natural disasters and pandemics (including COVID-19), their ability to obtain regulatory consents for the transaction as well as other conditions to closing; the parties’ ability to continue financial and operational performance at historic levels, continued use by subscribers of their services, their ability to achieve expected operational efficiencies, synergies and economies of scale, as well as other factors detailed from time to time in their respective filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. Both parties expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
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